                                                                Exhibit 4.12


                                 (Face of Note)

           [Insert the Global Note Legends, if applicable pursuant to the provisions of the Indenture]

                     [Insert Original Issue Discount Legend]

                                                         CUSIP

             [ ]% [Series __] [Senior][Subordinated] Notes due [ ]
No.                                                                $

                              GLOBAL CROSSING LTD.

promises to pay to Cede & Co.
or registered assigns, the principal sum of Dollars on _________________________.

                    Interest Payment Dates:  __________________________
                    Record Dates: __________________________

                                  GLOBAL CROSSING LTD.

                                  By:

                                                    Name:
                                                    Title:

                                  By:

                                                    Name:
                                                    Title:

This is one of the
Notes referred to in the
within-mentioned Indenture:

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

By:                                                   Dated:  November 19, 1999
Name:
Title:

                                 (Back of Note)

[    ]% [Series __] [Senior][Subordinated] Notes due [      ]

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. For the purposes of this Note, the term "Notes" shall refer only to the Company's [ ]% [Senior][Subordinated] Notes due [ ].

                  1.       INTEREST.

                  Global Crossing Ltd., a Bermuda company (the "Company"), promises to pay interest on the principal amount of this Note at [ ]% per annum from ____________ until maturity. The Company shall pay interest semi-annually on _________________ of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be________________. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1.0% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  2.       METHOD OF PAYMENT.

                  The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the ____________________ next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section _______ of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Special Interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3.       PAYING AGENT AND REGISTRAR.

                  Initially, United States Trust Company of New York, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Restricted Subsidiaries may act in any such capacity.

                  4.       INDENTURE.

                  The Company issued the Notes under an Indenture dated as of______________ ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $______ million in aggregate principal amount.

                  5.       OPTIONAL REDEMPTION.

                  i. Except as set forth below, the Notes shall not be redeemable at the Company's option at any time.

                  ii. Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Sections _______ through _______ of the Indenture.

                  6.       OPTIONAL TAX REDEMPTION.

                  The Notes shall be subject to redemption at the option of the Company or a successor corporation at any time, in whole but not in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date if, as a result of any change in or amendment to the laws or any regulations or ruling promulgated thereunder of (x) Bermuda or any political subdivision or governmental authority thereof or therein having the power to tax, (y) any jurisdiction, other than the United States, from or through which payment on the Notes is made by the Company or a successor corporation, or its paying agent in its capacity as such or any political subdivision or governmental authority thereof or therein having the power to tax or (z) any other jurisdiction, other than the United States, in which the Company or a successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax, or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction (or such political subdivision or taxing authority) is a party (a "Change in Tax Law"), which becomes effective on or after November 12, 1999, the Company or a successor corporation is or would be required on the next succeeding interest payment date to pay Additional Amounts with respect to the Notes (as described under Section 7 hereof), and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company or a successor corporation.

                  In addition, the Notes shall be subject to redemption at the option of the Company at any time, in whole but not in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, if the Person formed by a consolidation or amalgamation of the Company or into which the Company is merged or to which the Company conveys, transfers or leases its properties and assets substantially as an entirety is required, as a consequence of such consolidation, amalgamation, merger, conveyance, transfer or lease and as a consequence of a Change in Tax Law occurring after the date of such consolidation, amalgamation, merger, conveyance, transfer or lease, to pay Additional Amounts in respect of any tax, assessment or governmental charge imposed on any Holder of Notes.

                  7.       PAYMENT OF ADDITIONAL AMOUNTS.

                  If any deduction or withholding for any present or future taxes, assessments or other governmental charges of (x) Bermuda or any political subdivision or governmental authority thereof or therein having power to tax,
(y) any jurisdiction, other than the United States, from or through which payment on the Notes is made by the Company or a successor corporation, or its paying agent in its capacity as such or any political subdivision or governmental authority thereof or therein having the power to tax or (z) any other jurisdiction, other than the United States, in which the Company or a successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Company or a successor corporation under the Notes, the Company or a successor corporation shall pay to each Holder of Notes as additional interest, such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts paid to such holder of such Notes who, with respect to any such tax, assessment or other governmental charge, is not resident in, or a citizen of, such jurisdiction, after such deduction or withholding, shall be not less than the amount specified in such Notes to which such Holder is entitled; provided, however, that the Company or a successor corporation shall not be required to make any payment of Additional Amounts for or on account of:

                  i. Any tax, assessment or other governmental charge that would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership, limited liability company or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein, (ii) the presentation of a Note (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later, or (iii) the presentation of a Note for payment in Bermuda or any political subdivision thereof or therein, unless such Note could not have been presented for payment elsewhere;

                  ii. Any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

                  iii. Any tax, assessment or other governmental charge that is payable otherwise than by withholding from payment of principal of, premium, if any, or any interest on the Notes;

                  iv. Any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Note to comply with a request of the Company addressed to the Holder (i) to provide information, documents or other evidence concerning the nationality, residence or identity of the Holder or such beneficial owner or
(ii) to make and deliver any declaration or other similar claim (other than a claim for refund of a tax, assessment or other governmental charge withheld by the Company) or satisfy any information or reporting requirements, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

                  v. Any combination of items (i), (ii), (iii) and (iv) above;

                  nor shall Additional Amounts be paid with respect to any payment of the principal of, or any premium or interest on, any Note to any Holder who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of (x) Bermuda or any political subdivision or governmental authority thereof or therein having the power to tax, (y) any jurisdiction, other than the United States, from or through which payment on the Notes is made by the Company or a successor corporation, or its paying agent in its capacity as such or any political subdivision or governmental authority thereof or therein having the power to tax or (z) any other jurisdiction, other than the United States, in which the Company or a successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of such Note.

                  The Company shall provide the Trustee with the official acknowledgment of the relevant taxing authority (or, if such acknowledgment is not available, a certified copy thereof) evidencing the payment of the withholding taxes, if any, by the Company. Copies of such documentation shall be made available to the Holders of the Notes or the Paying Agent, as applicable, upon request therefor.

                  All references in the Indenture to principal of, premium, if any, and interest on the Notes shall include any Additional Amounts payable by the Company in respect of such principal, such premium, if any, and such interest.

                  8.       DENOMINATIONS, TRANSFER, EXCHANGE.

                  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  9.       PERSONS DEEMED OWNERS.

                  The registered Holder of a Note may be treated as its owner for all purposes under the Indenture.

                  10.      AMENDMENT, SUPPLEMENT AND WAIVER.

                  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture, the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger, amalgamation or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

                  11.      DEFAULTS AND REMEDIES.

                  i.       Events of Default under the Indenture include:

                  12.      TRUSTEE DEALINGS WITH COMPANY.

                  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  13.      NO RECOURSE AGAINST OTHERS.

                  A director, officer, employee, incorporator or shareholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes, any Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  14.      AUTHENTICATION.

                  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  15.      ABBREVIATIONS.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  16. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES.

                  In addition to the rights provided to Holders of Notes under the Indenture, Holders of Notes shall have all the rights set forth in the Registration Rights Agreement.

                  17.      CUSIP NUMBERS.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  Global Crossing Holdings Ltd.
                  Wessex House
                  45 Reid Street
                  Hamilton HM 12, Bermuda
                  Attention:  Secretary of the Company

               18. [ADDITIONAL PROVISIONS TO BE INCLUDED CONSISTENT WITH THE TERMS OF EACH SERIES OF NOTES]

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Date:                                          Your Signature:
--------------------------------------------------------------------------------
                                               Sign exactly as your name
                                               appears on the face of this Note)

                                               Tax Identification No:

                                              SIGNATURE GUARANTEE:

                                              ---------------------------------

                                               Signatures must be
                                               guaranteed by an "eligible
                                               guarantor institution"
                                               meeting the requirements of
                                               the Registrar, which
                                               requirements include
                                               membership or participation
                                               in the Security Transfer
                                               Agent Medallion Program
                                               ("STAMP") or such other
                                               "signature guarantee
                                               program" as may be
                                               determined by the Registrar
                                               in addition to, or in
                                               substitution for, STAMP,
                                               all in accordance with the
                                               Securities Exchange Act of
                                               1934, as amended.

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE/1/

                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                                           Principal Amount
                         Amount of decrease      Amount of increase      of this Global Note      Signature of
                            in Principal            in Principal           following such      authorized officer
                           Amount of this          Amount of this             decrease            of Trustee or
   Date of Exchange          Global Note             Global Note             (or increase)       Note Custodian
   ----------------    ----------------------- ----------------------      --------------       ----------------





--------
/1/     This should be included only if the Note is issued in global form.